EXHIBIT 10.29

                         RECEIVABLES TRANSFER AGREEMENT


                         DATED AS OF SEPTEMBER 28, 2001

                                     BETWEEN

                                EAGLE CREST, INC.
                                       and
                             RUNNING Y RESORT, INC.
                                each as a Seller

                                       AND
                             TRENDWEST RESORTS, INC.
                                    as Buyer





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
                                TABLE OF CONTENTS
                                                                                                               Page
         PRELIMINARY STATEMENTS...................................................................................1

         ARTICLE I

         AMOUNTS AND TERMS OF THE
         PURCHASE.................................................................................................2
                           Section 1.1      Purchase of Receivables...............................................2
                           Section 1.2      Payment for the Purchase..............................................3
                           Section 1.3      Adjustments for Dilutions.............................................3
                           Section 1.4      Repurchase of Receivables.............................................3
                           Section 1.5      Payments and Computations, Etc........................................4
                           Section 1.6      Transfer of Records...................................................4
                           Section 1.7      Characterization......................................................5

         ARTICLE II

         REPRESENTATIONS AND
         WARRANTIES...............................................................................................5
                           Section 2.1      Representations and Warranties of the Sellers.........................5

         ARTICLE III

         CONDITIONS OF THE PURCHASE..............................................................................10
                           Section 3.1      Conditions Precedent to the Purchase.................................10

         ARTICLE IV

         COVENANTS...............................................................................................10
                           Section 4.1      Affirmative Covenants of the Sellers.................................10
                           Section 4.2      Negative Covenants of the Sellers....................................12

         ARTICLE V

         INDEMNIFICATION.........................................................................................13
                           Section 5.1      Indemnities by the Sellers...........................................13
                           Section 5.2      Other Costs and Expenses.............................................15

        ARTICLE VI

         MISCELLANEOUS...........................................................................................16
                           Section 6.1      Waivers and Amendments...............................................16
                           Section 6.2      Notices..............................................................16
                           Section 6.3      Protection of Ownership Interests of Buyer...........................16
                           Section 6.4      Confidentiality......................................................17
                           Section 6.5      Bankruptcy Petition..................................................18
                           Section 6.6      CHOICE OF LAW........................................................18
                           Section 6.7      CONSENT TO JURISDICTION..............................................18
                           Section 6.8      WAIVER OF JURY TRIAL.................................................18




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                           Section 6.9      Integration; Binding Effect; Survival of Terms.......................19
                           Section 6.10     Counterparts; Severability; Section References.......................19




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                             Exhibits and Schedules

Exhibit I         -        Definitions

Exhibit II        -        Principal Place of Business; Location(s) of Records;
                           Federal Employer Identification Number

Exhibit III       -        Form of Installment Sales Contract

Schedule A                 List of Documents to Be Delivered to Buyer Prior to
                           the Purchase

Schedule B                 Schedule of Legacy Eagle Crest Receivables








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                         RECEIVABLES TRANSFER AGREEMENT

                  THIS RECEIVABLES TRANSFER AGREEMENT, dated as of September 28, 2001 is by and between Eagle Crest, Inc., an Oregon corporation ("Eagle Crest"), Running Y Resort, Inc., an Oregon corporation ("Running Y", and together with Eagle Crest the "Sellers") and Trendwest Resorts, Inc. ("TWRI"), an Oregon corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereof.

                             PRELIMINARY STATEMENTS

                  Each Seller owns Receivables that each Seller wishes to sell and assign to Buyer. Buyer wishes to purchase from each Seller all of Seller's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

                  Each Seller and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from each Seller to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and each Seller and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to the Sellers.

                  Upon the purchase of Receivables from each Seller, Buyer will sell such Receivables to TW Holdings III, Inc. (the "RPA Seller") pursuant to the Receivables Sale Agreement dated as of the date hereof (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Sale Agreement") by and between Buyer and the RPA Seller.

                  Additionally, upon the purchase of Receivables from Buyer, RPA Seller will sell undivided interests in such Receivables and in the associated Related Security and Collections pursuant to the Receivables Purchase Agreement dated as of the date hereof (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") by and between RPA Seller, Buyer, as Servicer, Wells Fargo Minnesota, National Association, as Custodian, the financial institutions from time to time party thereto as "Financial Institutions", Jupiter Securitization Corporation and Blue Keel Funding, LLC, as Conduits, Fleet Securities, Inc., as an Investor Agent, Bank One Trust Company, NA, as Paying Agent and Bank One, NA (Main Office Chicago), as Agent, Investor Agent and as a Financial Institution.

                  NOW THEREFORE, in consideration of the foregoing premises and actual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:






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                                    ARTICLE I

                        AMOUNTS AND TERMS OF THE PURCHASE

                  Section 1.1       Purchase of Receivables.

                  (a) On the RTA Effective Date, and in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each Seller shall individually sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer shall purchase from each Seller, all of each such Seller's right, title and interest in and to those Receivables identified on the Schedule of Legacy Eagle Crest Receivables (the "Schedule of Legacy Eagle Crest Receivables") attached as Schedule B hereto (the "Purchase"). In accordance with the preceding sentence, on the RTA Effective Date, Buyer shall acquire all of the Seller's right, title and interest in and to all of the Receivables, together with all Related Security relating thereto and all Collections thereof. The acquisition by Buyer of the right, title and interest of each Seller in the Receivables in connection with the Purchase is conditioned upon and subject to such Seller's receipt of the Purchase Price therefor in accordance with Section 1.2.

                  (b) In connection herewith, each Seller shall deliver to the Custodian, for each Originated Receivable on the Schedule of Legacy Eagle Crest Receivables, each Receivable Document listed in the definition of "Receivable Documents".

                  (c) It is the intention of the parties hereto that the Purchase constitutes a "true sale", which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except with respect to the recourse provisions set forth in Section 1.4 below, and except for adjustments for dilution pursuant to Section 1.3, the sale of Receivables hereunder is made without recourse to any of the Sellers; provided, however, that (i) a Seller shall be liable to Buyer for all representations, warranties and covenants made by such Seller pursuant to the terms hereof, and
(ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of such Seller or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Seller. In view of the intention of the parties hereto that the Purchase made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Seller agrees that it will, on or prior to the date hereof and in accordance with Sections 4.1(e)(ii) and 4.2(f), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that such Receivables have been sold to Buyer. Upon the request of Buyer, RPA Seller or the Agent (as Buyer's assignees), each Seller or its Affiliate will execute and file such Financing Statements and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's





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ownership interest in the Receivables and the Related Security and Collections
with respect thereto, or as Buyer, RPA Seller or the Agent (as Buyer's assignees) may reasonably request.

                  Section 1.2       Payment for the Purchase.

                  (a) Upon acceptance and approval by the Custodian of the documents specified in Section 1.1(d), Buyer will transfer or cause to be transferred to the corresponding Seller the amount (the "Purchase Price") and forms of consideration specified in Section 7.4 of the Acquisition Agreement with respect to the "ECVC Agreements" (as defined therein).

                  Section 1.3       Adjustments for Dilutions.  If on any day:

                  (a) the Outstanding Balance of a Receivable is:

                  (i) reduced as a result of any defective or rejected goods or services, rescission of a Contract, any discount or any adjustment or otherwise by a Seller (other than cash Collections on account of the Receivables),

                  (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                  (b) any of the representations and warranties set forth in
Article II are no longer true with respect to any Receivable,

then, in such event, such Seller shall pay to Buyer on the second Business Day following the date (the "Dilution Date") of occurrence of an event described in paragraphs (a) or (b) of this Section 1.3 an amount in immediately available funds equal to the Accrued Balance of such Receivable as of the Dilution Date.

                  Section 1.4       Repurchase of Receivables.

                  (a) From time to time the Buyer may convey back to a Seller, at Buyer's option, to the extent permitted pursuant to Section 1.4(c), any Receivable originated by such Seller (x) which is included in the Performing Pool of Receivables and which constituted a Charged-Off Receivable or a Defaulted Receivable as of the last day of the related Calculation Period; or
(y) which is included in the Non-Performing Pool of Receivables and which constituted a Charged-Off Receivable or a Defaulted Receivable as of the last day of the related Calculation Period. Buyer shall provide the Agent with irrevocable written notice prior to the date upon which such reconveyance shall occur of its intention to cause such reconveyance to occur, which notice shall
(i)





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state whether the reconveyance shall occur with respect to Receivables included in the Performing Pool of Receivables or in the Non-Performing Pool of Receivables; (ii) state the amount of the consideration described in Section 1.4(b) which shall be paid to the Buyer on such Settlement Date, (iii) identify the Charged-Off Receivables or Defaulted Receivables to be reconveyed to the applicable Seller and (iii) otherwise be satisfactory in form and substance to the applicable Seller.


                  (b) As consideration for the reconveyance of a Receivable pursuant to Section 1.4(a)(x) or Section 1.4(a)(y), the applicable Seller shall provide to Buyer, in immediately available funds, an amount equal to the Outstanding Balance of such Receivable (prior to any write-off thereof).

                  (c) The aggregate Outstanding Balance (prior to any write-off thereof of Receivables) reconveyed pursuant to Section 1.4(a)(x) shall at no time exceed eight percent (8%) of the result of (A) the aggregate initial Outstanding Balance of all Receivables included in the Performing Pool of Receivables conveyed from the applicable Seller to the Buyer reduced by (B) the aggregate Outstanding Balance (prior to any write-off thereof) of all Receivables included in the Performing Pool of Receivables which have been subsequently reconveyed from the Buyer to the applicable Seller. There shall be no limit on the Outstanding Balance of Receivables reconveyed pursuant to
Section 1.4(a)(y).

                  Section 1.5 Payments and Computations, Etc. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  Section 1.6       Transfer of Records.

                  (a) In connection with the Purchase, each Seller hereby sells, transfers, assigns and otherwise conveys to Buyer all of each Seller's right and title to and interest in the Records relating to all Receivables. There will be no need for any further documentation in connection with the Purchase, other than documents specifically required by this Agreement. In connection with such transfer, each Seller hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by each Seller to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by each such Seller or is owned by others and used by





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Seller under license agreements with respect thereto, provided that should the consent of any licensor of any Seller to such grant of the license described herein be required, any hereby agrees that upon the request of Buyer (or the Agent as Buyer's assignee), Seller will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

                  (b) Seller (i) shall take such action requested by Buyer (or Buyer's Assigns), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and Buyer's Assigns under the Sale Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from each Seller hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer or Buyer's Assigns has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                  Section 1.7 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(c), the sale by either Seller to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, each Seller hereby grants to Buyer a duly perfected security interest in all of such Seller's right, title and interest in, to and under all Receivables, all Collections and Related Security with respect thereto the Clearing Account, the Concord Account and all proceeds of the foregoing, which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of an Amortization Event, Buyer and Buyer's Assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1 Representations and Warranties of the Sellers. Each Seller hereby represents and warrants to Buyer, as to itself and as to its related Vacation Club (to the extent specific reference to a Vacation Club is made), that:

                  (a) Corporate Existence and Power. Such Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to





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carry on its business in each jurisdiction in which its business is conducted, except where failure to so qualify or so hold could not be reasonably expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by such Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, such Seller's use of the proceeds of the Purchase made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller is a party has been duly executed and delivered by such Seller.

                  (c) No Conflict. The execution and delivery by such Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws (or equivalent organizational documents), (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller or its Subsidiaries and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the Financing Statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits.

                  (i) There are no actions, suits or proceedings pending, or to the best of such Seller's knowledge, threatened, against or affecting such Seller, or any of its properties, in or before any court that could be reasonably expected to have a Material Adverse Effect.


                  (ii) Such Seller is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller is a party constitute the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms, except as such





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enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Seller or any of its Affiliates to Buyer (or Buyer's Assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller or any of its Affiliates to Buyer (or Buyer's Assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Such Seller shall be the legal and beneficial owner of the Receivables and Related Security to be sold by it, free and clear of any Adverse Claim. There have been duly filed all Financing Statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Seller's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the Financing Statements contemplated hereby, is effective to, and shall, upon the Purchase hereunder, transfer to Buyer (and Buyer shall acquire from such Seller) legal and equitable title to, with the right to sell and encumber each Receivable, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim. There have been duly filed all Financing Statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.

                  (k) Places of Business. The principal places of business and chief executive office of such Seller and the offices where such Seller keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Seller's Federal Employer Identification Number is correctly set forth on Exhibit II.





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                  (l) Material Adverse Effect. Since December 31, 2000, no event has occurred that would have a Material Adverse Effect, including a Material Adverse Effect regarding the collectibility of the Receivables.

                  (m) Names. On January 2, 1997, Eagle Crest adopted its present corporate name. Since such date, neither Seller has used any corporate names, trade names or assumed names other than the names in which it has executed this Agreement, and none of the Legacy Eagle Crest Receivables arose prior to May 3, 1997.

                  (n) Not a Holding Company or an Investment Company. Such Seller is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (o) Compliance with Law. Such Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

                  (p) Compliance with Credit and Collection Policy. Such Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any material change to such Credit and Collection Policy.

                  (q) Payments to Each Seller. With respect to each Receivable transferred by such Seller to Buyer hereunder, the Purchase Price received by such Seller constitutes reasonably equivalent value in consideration therefor, and such transfer was not made for or on account of an antecedent debt. No transfer by such Seller of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

                  (r) Enforceability of Contracts. Each Contract with respect to each Receivable originated by such Seller is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and all accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency,





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reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (s) Eligible Receivables. Each Receivable included in the Net Receivables Balance will be an Eligible Receivable on the date on which the Agent delivers the notice described in the definition of "Eligible Receivables."

                  (t) Accounting. The manner in which each Seller accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis.

                  (u) No Adverse Selection. Such Seller has not selected the Receivables to be transferred hereunder from all eligible Originated Receivables based on criteria which it believes would result in such transferred Receivables being of lesser quality than the Originated Receivables not transferred hereunder.

                  (v) Title to Properties. WorldMark, directly or beneficially, owns good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

                  (w) Liabilities of WorldMark. WorldMark:

                  (i) has not voluntarily incurred or at any time become voluntarily liable for any Indebtedness;

                  (ii) has not voluntarily allowed its property to become subject to any Liens, nor is any of its property subject to any Liens, other than (A) utility or other easements or licenses unrelated to any debt of WorldMark, or (B) Liens that do not exceed, in the aggregate, $100,000; and

                  (iii) has not involuntarily incurred and is not involuntarily liable for any debt, nor is any of its property involuntarily subject to any Liens (other than utility or similar easements or licenses unrelated to its debt) that individually or in the aggregate (with respect to all such debt and the obligations secured by all such Liens on property of WorldMark) exceed $1,000,000.

                  (x) Environmental Matters. Each Seller has conducted its operations and kept and maintained its property in compliance with all Environmental Laws.






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                  (y) Conformity of Receivable Documents. The information set forth on the Schedule of Legacy Eagle Crest Receivables is accurate and consistent with the terms of the related Receivable Documents delivered to the Custodian.

                  (z) Insurance. Each Seller in its individual capacity maintains in effect, such property, casualty and liability insurance covering its real property and personal property as such Seller deems appropriate in its good faith business judgement.

                  (aa) No Subsidiaries. WorldMark has no Subsidiaries.

                  (bb) Compliance with Representations. On and as of the RTA Effective Date, each Seller hereby represents and warrants that all of the other representations and warranties set forth in this Article II are true and correct on and as of the date of such Purchase (and after giving effect to such Purchase) as though made on and as of the RTA Effective Date.


                                   ARTICLE III
                           CONDITIONS OF THE PURCHASE

         Section 3.1 Conditions Precedent to the Purchase. The Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of the Purchase those documents listed on Schedule A and (b) all of the conditions to the RSA Effective Date under and as defined in the Sale Agreement shall have been satisfied or waived in accordance with the terms thereof. The date of the Purchase shall be the "RTA Effective Date."


                                   ARTICLE IV
                                    COVENANTS

                  Section 4.1 Affirmative Covenants of the Sellers. Until the date on which this Agreement terminates in accordance with its terms, each Seller hereby covenants as set forth below:

                  (a) Compliance with Laws and Preservation of Corporate Existence. Such Seller will comply in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject. Such Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of their incorporation, and qualify and remain qualified in good standing as foreign corporations in each jurisdiction where their businesses are conducted.






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                  (b) Audits. Such Seller will furnish and will cause the
Subservicer to furnish to Buyer (or Buyer's Assigns) from time to time such information with respect to it and the Receivables as Buyer (or Buyer's Assigns) may reasonably request. Such Seller will, from time to time during regular business hours as requested by Buyer (or Buyer's Assigns), upon reasonable notice, permit each Buyer (or Buyer's Assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Seller relating to the Receivables and the Related Security, including the related Contracts, and (ii) to visit the offices and properties of such Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Seller's financial condition or the Receivables and the Related Security or Seller's performance under any of the Transaction Documents or any Seller's performance under the Contracts and, in each case, with any of the officers or employees of any Seller having knowledge of such matters. The cost of audits conducted pursuant to this Section 4.1 (b) will be borne solely by the Seller subject to an audit pursuant to this subparagraph (b).

                  (c) Keeping and Marking of Records and Books.

                  (i) Such Seller will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain (or will cause the Custodian to keep and maintain) all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the immediate identification of all Collections of and adjustments to each existing Receivable). Such Seller will give Buyer (or Buyer's Assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) Such Seller will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or Buyer's Assigns), describing Buyer's ownership interests in the Receivables under the Agreement, RPA Seller's ownership interests in the Receivables under the Sale Agreement and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or Buyer's Assigns), (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to the Custodian all Receivable Documents (including all multiple originals of any such Contract not in the possession of the related Obligor) relating to the Receivables.

                  (d) Compliance with Contracts and Credit and Collection Policy. Such Seller will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (e) Ownership. Such Seller will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables, the Related Security and the Collections, free and clear of any Adverse Claims (including the filing of all Financing Statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or Buyer's Assigns) may reasonably request).

                  (f) Taxes. Such Seller will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing.

                  (g) Insurance. Such Seller will maintain in effect, or cause to be maintained in effect, at such Seller's own expense, such property, casualty and liability insurance covering its real property and personal property as each Seller deems appropriate in its good faith business judgement. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, any Seller's obligations hereunder.

                  (h) Environmental Laws. Such Seller shall, and shall cause each of its Subsidiaries to conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

                  Section 4.2 Negative Covenants of the Sellers. Until the date on which this Agreement terminates in accordance with its terms, each Seller hereby covenants that:

                  (a) Name Change, Offices and Records. Such Seller will not change its name, identity or corporate structure, jurisdiction of organization or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given Buyer (and Buyer's Assigns) at least forty-five
(45) days' prior written notice thereof and (ii) delivered to Buyer (and Buyer's Assigns) all Financing Statements, instruments and other documents requested by Buyer (or any of Buyer's Assigns) in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Such Seller will not allow the Servicer or Subservicer to make any change in the instructions to Obligors regarding payments to be made to the Clearing Account or the Concord Account except as permitted or required pursuant to Section 4.1(m) of the Sale Agreement, unless Buyer (and Buyer's Assigns) shall have received, at least ten (10) days before the proposed effective date therefor,
(i) written notice of
such change and (ii) with respect to the addition of a Clearing Account, an executed Clearing Account agreement with respect to the new Clearing Account.

                  (c) Sales, Liens. Such Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including the filing of any Financing Statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Collection Account, or assign any right to receive income with respect thereto, and each Seller will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Seller.

                  (d) No Adverse Selection. Such Seller shall not select the Receivables to be transferred by it hereunder from all eligible Originated Receivables based on criteria which it believes would result in such transferred Receivables being of lesser quality than the Originated Receivables not transferred hereunder.

                  (e) Accounting for Purchases. Such Seller will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by such Seller to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by such Seller to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.

                                    ARTICLE V
                                 INDEMNIFICATION

                  Section 5.1 Indemnities by the Sellers. (a) Without limiting any other rights that Buyer (or Buyer's Assigns) may have hereunder or under applicable law, each Seller hereby agrees to indemnify Buyer and Buyer's Assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer (or Buyer's Assigns) of an interest in the Receivables, excluding, however:

                  (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables included in the Performing Pool of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller or limit the recourse of Buyer to any Seller for amounts otherwise specifically provided to be paid by any such Seller under the terms of this Agreement.

                  (b) Without limiting the generality of the foregoing indemnification in Section 5.1(a), each Seller shall indemnify the Indemnified Parties for Indemnified Amounts (including losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to such Seller) relating to or resulting from:

                  (i) any representation or warranty made by any Seller (or any officers of any Seller) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by a Seller pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                  (ii) the failure by any Seller to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Seller to keep or perform any of their respective obligations, express or implied, with respect to any Contract;

                  (iii) any failure of any Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) any products liability or similar claim arising out of or in connection with rights or services that are the subject of any Contract;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the service or rights related to such Receivable or the furnishing or failure to provide for such rights or furnish such services;

                  (vi) the commingling of Collections of Receivables at any time with other funds;

                  (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to any Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (ix) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

                  (x) the failure to have filed, or any delay in filing, Financing Statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

                  (xi) any action or omission by any Seller which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable; and

                  (xii) any attempt by any Person to void any Purchase hereunder under statutory provisions or common law or equitable action.

                  Section 5.2 Other Costs and Expenses. Each Seller shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Each Seller shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement (if any) following an Amortization Event.

                                   ARTICLE VI
                                  MISCELLANEOUS

                  Section 6.1 Waivers and Amendments.

                  (a) No failure or delay on the part of Buyer (or Buyer's Assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Seller and Buyer and, to the extent required under (i) the Sale Agreement, the Buyer and the RPA Seller or (ii) the Purchase Agreement, the Agent, the Investor Agents, the Conduits, and the Financial Institutions.

                  Section 6.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, at the time such communication is received via first class mail or (iii) if given by any other means, when received at the address specified in this Section 6.2.

                  Section 6.3 Protection of Ownership Interests of Buyer. (a) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or Buyer's Assigns) may reasonably request, to perfect, protect or more fully evidence the ownership interests of Buyer (and Buyer's Assigns), or to enable Buyer (or Buyer's Assigns) to exercise and enforce their rights and remedies hereunder. At any time after the occurrence or during the continuation of an Amortization Event, Buyer (or Buyer's Assigns) may, at the relevant Seller's sole cost and expense, direct such Seller to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

                  (b) If any Seller or Custodian fails to perform any of its obligations hereunder or under any other Transaction Document, Buyer (or Buyer's Assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such Buyer's Assigns') costs and expenses incurred in connection therewith shall be payable by the relevant Seller as provided in Section 5.2. Each Seller irrevocably authorizes Buyer (and Buyer's Assigns) at any time and from time to time in the sole discretion of Buyer (or Buyer's Assigns), and appoints Buyer (and Buyer's Assigns) as its attorney(es)-in-fact, to act on behalf of such Seller to execute on behalf of such Seller as debtor and to file Financing Statements as necessary or desirable and in such offices as Buyer (or Buyer's Assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  (c) If, at any time following an Amortization Event, in connection with the sale, liquidation or disposition by the Agent, any Purchaser or any Servicer of any Receivables, Vacation Credits or other Related Security, it is necessary to obtain any license or to register or qualify any such Person or any such collateral under any applicable law or regulation, each Seller shall, at its expense, take all actions that may be necessary or desirable, or that the Agent may reasonably request, to assist in any such licensing, registration or qualification, and each Seller shall reimburse the Agent, each Purchaser and any such Servicer (other than TWRI or any Affiliate thereof) for any fees, costs or expenses incurred thereby.

                  Section 6.4 Confidentiality. (a) Each Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent, the Investor Agents, and the Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each Seller and its officers and employees may disclose such information to each Seller's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                  (b) Anything herein to the contrary notwithstanding, each Seller hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Investor Agents, the Financial Institutions or the Conduits by each other, (ii) by Buyer, the Agent, the Investor Agents or the Purchasers to any prospective or actual assignee or participant of any of them or to a prospective or actual successor servicer, or
(iii) by the Agent or the Investor Agents to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Conduits or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers, the Agent or the Investor Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  Section 6.5 Bankruptcy Petition. Each Seller hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of each Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 6.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

                  Section 6.7 CONSENT TO JURISDICTION. EACH SELLER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY SELLER PURSUANT TO THIS AGREEMENT AND EACH SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR OF BUYER'S ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY SELLER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER AGAINST BUYER (OR AGAINST BUYER'S ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                  Section 6.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH

THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  Section 6.9 Integration; Binding Effect; Survival of Terms.

                  (a) This Agreement and the provisions of the Acquisition Agreement specifically referenced herein (including the Promissory Note attached to the Acquisition Agreement) contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bank ruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by each Seller pursuant to Article II, (ii) the indemnification and payment provisions of
Article V, and Section 6.5 shall be continuing and shall survive any termina tion of this Agreement.

                  Section 6.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                         EAGLE CREST INC., as a Seller


                         By:
                         Name:
                         Title:

                         Address:






                         RUNNING Y RESORT, INC., as a Seller


                         By:
                         Name:
                         Title:

                         Address:

                           TRENDWEST RESORTS, INC., as Buyer


                           By:
                           Name:
                           Title:

                           Address:          9805 Willows Road
                                             Redmond, WA 98052

                                    EXHIBIT I

                                   Definitions

                  This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

                  "Accrued Balance" means, as to any Receivable, the Outstanding Balance of such Receivable plus any accrued and unpaid interest thereon.

                  "Acquisition Agreement" means the Acquisition Agreement, dated as of May 4, 2001, by and among Eagle Crest, Eagle Crest Club, Running Y Resort, TWRI and WorldMark.

                  "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or real or personal properties in favor of any other Person, other than the rights created under the Transaction Documents.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10.0% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether trough ownership of stock, by contract or otherwise.

                  "Agent" means Bank One, in its capacity as Agent under, or any successor agent appointed pursuant to, the Purchase Agreement.

                  "Agreement" means the Receivables Transfer Agreement, dated as of September 28, 2001, between the Sellers and Buyer, as the same may be amended, restated or otherwise modified.

                  "Amortization Event" means an "Amortization Event" under either the Sale Agreement or the Purchase Agreement.

                  "Authorized Officer" means, with respect to any Seller, its corporate controller or chief financial officer or any other designated officer acceptable to the Buyer.

                  "Bank One" means Bank One, NA (Main Office Chicago), in its individual capacity, and its successors.





                                    Exh. I-1

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

                  "Buyer" has the meaning set forth in the preamble to the Agreement.

                  "Buyer's Assigns" means any Person to whom the Buyer transfers rights under the Agreement or interests in the Receivables by Buyer pursuant to the Sale Agreement or the Purchase Agreement, including, without limitation, RPA Seller, the Agent, the Investor Agents and the Purchasers.

                  "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 10.1(d) of the Purchase Agreement (as if references to Originating Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased; (iii) which, consistent with its Credit and Collection Policy, would be written off by the Seller that originated such Receivable from its books as uncollectible; (iv) which has been identified by such Seller as uncollectible; or (v) as to which any payment, or part thereof, remains unpaid for 179 days or more from the original due date for such payment.

                  "Clearing Account" has the meaning set forth in Section 4.1(m) of the Sale Agreement.

                  "Collection Account" has the meaning set forth in Section 2.8(c) of the Purchase Agreement.

                  "Concord Account" has the meaning set forth in Exhibit I to the Sale Agreement.

                  "Concord Collection Policy" means Concord's collection policies and practices relating to Contracts and Receivables (including Legacy Eagle Crest Receivables) existing on the date hereof and summarized in Exhibit XII of the Sale Agreement, as modified from time to time in accordance with the Sale Agreement.

                  "Concord Servicing Period" means the time period during which Concord is acting as Subservicer for the Legacy Eagle Crest Receivables.

                  "Conduit" has the meaning set forth in the Purchase Agreement.

                  "Contract" means a Installment Sales Contract and any and all other instruments, agreements, invoices, or other writings pursuant to which indebtedness of an Obligor to Seller arises or which evidences such indebtedness.





                                    Exh. I-2

                  "Credit and Collection Policy" means, collectively, (i) with respect all Receivables (other than Legacy Eagle Crest Receivables during the Concord Servicing Period) Seller's credit and collection policies and practices relating to Contracts and Receivables (including the Receivables) existing on the date hereof and summarized on Exhibit V of the Sale Agreement as modified from time to time in accordance with the Agreement and (ii) with respect to Legacy Eagle Crest Receivables during the Concord Servicing Period, the Concord Collection Policy.

                  "Default Fee" means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

                  "Defaulted Receivable" means a Receivable on which payment of all or part of the amount due remains unpaid for more than 90 and less than 179 days but which is not a Charged-Off Receivable.

                  "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 31 or more days or more from the original due date for such payment but which is not a Charged-Off Receivable.

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

                  "Eagle Crest" has the meaning set forth in the preamble to the Agreement.

                  "Eagle Crest Acquisition" means the transaction contemplated by and consummated pursuant to, the Acquisition Agreement.

                  "Eagle Crest Vacation Club" means Eagle Crest Vacation Club, Inc., an Oregon not-for-profit corporation.

                  "Eligible Receivable" means, at any time, an Originated
Receivable:

                  (i) the Obligor of which (a) if a natural person, is a resident of the United States or any Canadian province other than Quebec, (b) if a corporation or other business organization, is organized under the laws of the United States or any Canadian province other than Quebec or any political subdivision thereof and has its chief executive office in the United States or any Canadian province other than Quebec; (c) is not an Affiliate of any of the parties hereto; and (d) is not a government or a governmental subdivision or agency,

                  (ii) the Obligor of which is not the Obligor of any Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable,






                                    Exh. I-3

                  (iii) which is not more than 30 days past due and which has never been more than 30 days past due,

                  (iv) each payment (notwithstanding any payments made by the Obligor at the time of entering into a Contract) under which by its terms is due and payable within no more than 45 days of the original billing date therefor,

                  (v) which has not had its payment terms extended,

                  (vi) the remaining term of which is not greater than 120 months,

                  (vii) on which one due payment has been made by the Obligor and received,

                  (viii) which is an "account," "chattel paper" or "general intangible" within the meaning of Section 9-102(2), Section 9-102(11) and
Section 9-102(42), respectively, of the UCC of all applicable jurisdictions,

                  (ix) which is denominated and payable only in United States dollars in the United States,

                  (x) which arises under a Contract which is in substantially the form of one of the form contracts set forth on Exhibit V hereto or which has been otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

                  (xi) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the seller under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any of Buyer's Assigns to exercise its rights under this Agreement or any other Transaction Document, including its right to review the Contract,

                  (xii) which arises under a Contract that contains an obligation to pay a specified sum of money,

                  (xiii) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,






                                    Exh. I-4

                  (xiv) which satisfies all applicable requirements of the Credit and Collection Policy,

                  (xv) which was generated in the ordinary course of Seller's business,

                  (xvi) which arises solely from the purchase of Timeshare Interests by an Obligor,

                  (xvii) as to which the Agent has not notified RPA Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including because such Receivable arises under a Contract that is not acceptable to the Agent,

                  (xviii) as to which, if such Receivable has been listed on a Schedule of Exceptions delivered by the Custodian pursuant to Section 15.1(d) of this Agreement, the Agent has consented in writing to the treatment of such Receivable as an Eligible Receivable, and

                  (xix) the Receivables File for which includes all related Receivable Documents.

                  Notwithstanding the foregoing, the Receivables shall not constitute Eligible Receivables until such time as the Agent has delivered written notice to the RPA Seller that (x) it has received and reviewed UCC lien search results conducted in the State of Oregon against the RTA Sellers and (y) such results are satisfactory in all respects to the Agent.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters.

                  "Facility Termination Date" has the meaning set forth in the Purchase Agreement.

                  "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended and any successor statute thereto.

                  "Financial Institutions" has the meaning set forth in the preamble to the Purchase Agreement.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.






                                    Exh. I-5

                  "Intended Characterization" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related Security and the Collections.

                  "Installment Sale Contract" means a vacation owner agreement executed by an Originator, its related Vacation Club and an Obligor.

                  "Investor Agents" has the meaning set forth in the Purchase Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of any Seller and each of its Subsidiaries, (ii) the ability of any Seller to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any Seller's, Buyer's, the Agent's, the Investor Agents' or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Non-Performing Pool of Receivables" means all Delinquent Receivables, Defaulted Receivables or Charged-Off Receivables, and which as of the RTA Effective Date, are identified as part of the Non-Performing Pool in the Schedule of Legacy Eagle Crest Receivables.

                  "Obligor" means a Person obliged to make payments pursuant to a Contract.

                  "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

                  "Originated Receivable" means the indebtedness and other obligations owed by an Obligor to a Seller (without giving effect to any transfer or conveyance under the Agreement) or Buyer or Buyer's Assign (after giving effect to the transfers under the Agreement, the Sale Agreement and the Purchase Agreement) whether constituting an account, chattel paper, instrument or general intangible, arising under a Contract and includes the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

                  "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.






                                    Exh. I-6

                  "Performing Pool of Receivables" means the Receivables not included in the Non- Performing Pool of Receivables.

                  "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "Purchase" has the meaning set forth in Section 1.1(a) of the Agreement.

                  "Purchase Agreement" has the meaning set forth in the preamble to the Agreement.

                  "Purchase Price" has the meaning set forth in Section 1.2 of the Agreement.

                  "Purchaser" means a Conduit or a Financial Institution, as applicable.

                  "Receivable" means an Originated Receivable that (i) has been identified by a Seller for sale to the Buyer or sold to the Buyer by such Seller pursuant to the Agreement, as the context may require, and (ii) is listed on the Schedule of Legacy Eagle Crest Receivables, but shall not include receivables that have been paid in full, or any Removed Receivable from and after the date on which such Removed Receivable is repurchased by a Seller hereunder.

                  "Receivable Documents" shall mean with respect to each Receivable and each Obligor:

                  (i) each original Installment Sale Contract;

                  (ii) a notice of sale and assignment affixed to the Installment Sale Contract stating the following:

               The Receivable described herein has been sold to TW Holdings III, Inc., pursuant to a Receivables Sale Agreement dated as of September 28, 2001 between Trendwest Resorts, Inc. and TW Holdings III, Inc. Undivided interests in the Receivable described have further been sold by TW Holdings III, Inc. to Bank One, NA, as Agent, pursuant to a Receivables Purchase Agreement dated as of September 28, 2001 among TW Holdings III, Inc., Trendwest Resorts, Inc., Well Fargo Bank Minnesota, National Association, Jupiter Securitization Corporation, Blue Keel Funding, LLC, Bank One, NA (Main Office Chicago), Fleet Securities, Inc. and the Purchasers named therein.

                  (iii) to the extent such has been executed by the applicable Originator, an original of each guarantee, assumption, modification or substitution agreement, if any, which





                                    Exh. I-7
relates to the related Receivable (or copy thereof certified by an officer of the applicable Originator to be a true and correct copy);

                  (iv) if such Receivable is a Fractional Interest Receivable, each original of the related Mortgage and FI Assignment Documents and a copy of the related deed; and

                  (v) to the extent such are in the possession of the applicable Originator prior to the transfer of the related to the Receivable to the Custodian, copies of all other Receivable Files related to such Receivable.

                  "Related Security" means, with respect to any Receivable:

                  (i) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all Financing Statements and security agreements describing any collateral securing such Receivable,

                  (ii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iii) all service contracts and other contracts and agreements associated with such Receivable,

                  (iv) all Records related to such Receivable, and

                  (v) all proceeds of any of the foregoing.

                  "Resorts and Units" means collectively, VC Resorts and VC
Units.

                  "RTA Effective Date" has the meaning set forth in Section 3.1 of the Agreement.

                  "Running Y" has the meaning set forth in the preamble to the Agreement.

                  "Sale Agreement" has the meaning set forth in the preamble to the Agreement.

                  "Schedule of Legacy Eagle Crest Receivables" has the meaning set forth in Section 1.1(a) of the Agreement.

                  "Seller" has the meaning set forth in the preamble to the Agreement.






                                    Exh. I-8

                  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Seller.

                  "Transaction Documents" means, collectively, this Agreement, the Sale Agreement, the Purchase Agreement, each Collection Account Agreement, each Liquidity Agreement, the Subordinated Note, the Subscription Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

                  "TWRI" means Trendwest Resorts, Inc., an Oregon corporation.

                  "Vacation Club" means each of WorldMark and Eagle Crest Club. References herein to a Vacation Club being "related" to an Originator shall be construed as follows: (i) WorldMark is "related" (a) to TWRI with respect to all Receivables originated by TWRI and (b) to Running Y and Eagle Crest with respect to Receivables originated by Running Y and Eagle Crest on and after the effectiveness of the Eagle Crest Acquisition; and (ii) Eagle Crest Club is "related" to Eagle Crest and Running Y with respect to all Receivables originated by Eagle Crest or Running Y before the effectiveness of the Eagle Crest Acquisition.

                  "Vacation Credit" means an ownership interest in a Vacation Club that entitles the owner to use VC Resorts.

                  "VC Resorts" means those properties owned in fee simple by a Vacation Club, or in which a Vacation Club has a valid leasehold interest, which an Obligor who is a Vacation Credit owner has limited rights to use under the terms of an Installment Sale Contract between an Originator, such Obligor and the corresponding Vacation Club, as more fully described in the Applicable Declaration and other Applicable Timeshare Documents (as such terms are defined in the Sale Agreement). This definition includes all VC Resorts in existence as of the date of this Agreement or which come into existence during the term of this Agreement.

                  "VC Units" means Units that are designated for use by owners of Vacation Credits.

                  "WorldMark" means WorldMark, The Club, a California nonprofit mutual benefit organization.

                  All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.





                                    Exh. I-9

                                   EXHIBIT II

                    Places of Business; Locations of Records;
                    Federal Employer Identification Number(s)

EAGLE CREST, INC.

Places of Business:

847 South Sixth Street
Redmond, Oregon 97756

Location of Records:

847 South Sixth Street
Redmond, Oregon 97756

Federal Employer Identification Number:

93-0978950

RUNNING Y RESORT, INC.

Places of Business:

5391 Running Y Road
Klammath Falls, Oregon 97601

Location of Records:

5391 Running Y Road
Klammath Falls, Oregon 97601

Federal Employer Identification Number:

93-1192054











                                                     Exh.II-1

                                   EXHIBIT III

                       Form of Installment Sales Contract





















                                    Exh.III-1

                                   Schedule A


                DOCUMENTS TO BE DELIVERED BY EACH SELLER TO BUYER
                           ON OR PRIOR TO THE PURCHASE

                  1. Copy of the Resolutions of the Board of Directors of such Seller certified by its Secretary, authorizing such Seller's execution, delivery and performance of the Agreement and the other documents to be delivered by it thereunder.

                  2. Articles or Certificate of Incorporation (or equivalent organizational documents) of such Seller certified by the Secretary of State of the jurisdiction of incorporation of such Seller on or within thirty (30) days prior to the Purchase.

                  3. Good Standing Certificate for such Seller issued by the Secretary of State of Oregon.

                  4. A certificate of the Secretary of such Seller certifying:
(i) the names and signatures of the officers authorized on its behalf to execute the Agreement and any other documents to be delivered by it thereunder and (ii) a copy of such Seller's By-Laws.

                  5. Time stamped receipt copies of proper Financing Statements, duly filed under the UCC on or before the date of such Purchase in all jurisdictions as may be necessary or, in the opinion of Buyer (or Buyer's Assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Agreement.

                  6. Delivered simultaneous to the Purchase, executed copies of proper releases and UCC termination statements, ready for filing, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by each Seller.

                  7. A favorable opinion of legal counsel for each Seller reasonably acceptable to Buyer (or Buyer's Assigns) which addresses the following matters and such other matters as Buyer (or Buyer's Assigns) Agent may reasonably request:

-- Such Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

-- Such Seller has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Seller's business.






                                    Sch. A-1

-- The execution and delivery by such Seller of the Agreement and each other Transaction Document to which it is party and its performance of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings, corporate or otherwise, on the part of such Seller and will not:

                  (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of Financing Statements);

                  (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its Articles of Incorporation or Bylaws (or equivalent organizational documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Seller; or

                  (c) result in the creation or imposition of any Adverse Claim on assets of such Seller or any of its Subsidiaries (except as contemplated by the Agreement).

-- The Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by such Seller and constitutes the legal, valid, and binding obligation of such Seller enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

-- Counsel is without knowledge of any matters or facts contrary to the Representations and Warranties contained in Section 2.1 of the Transfer Agreement.

-- Such Seller is not an "investment company" registered or required to be registered under the Investment Company Act of 1940.

                  8. A "true sale" opinion of counsel for each Seller with respect to the transactions contemplated by the Agreement.

                  9. A direction letter executed by each Seller authorizing Buyer and Buyer's Assigns, and directing warehousemen to allow Buyer and Buyer's Assigns, to inspect and make copies from Seller's books and records maintained at off-site data processing or storage facilities.






                                    Sch. A-2

                  10. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Agreement.

                  11. State of Washington Public Offering Documents including
(i) Declaration of Vacation Owner Program for WorldMark certified by State of Washington Department of Real Estate, (ii) statement compliance with registration requirements of Oregon, Hawaii and California, and (iii) statement of clear title, to WorldMark properties.

                  12. A favorable opinion of in-house counsel to each Seller stating that, to the best of the opinion givers knowledge, there is no action, suit or other proceeding against such Seller, or any Affiliate of such Seller or Vacation Club, which would materially adversely affect the business or financial condition of each Seller or Concord and their respective Affiliates taken as a whole or which would materially adversely affect the ability of such Seller to perform its obligations under the Agreement.

                  13. The Schedule of Legacy Eagle Crest Receivables.







                                    Sch. A-3

                                   SCHEDULE B

                  SCHEDULE OF LEGACY EAGLE CREST RECEIVABLES


                           Maintained at Bank One, NA









                                    Sch. A-4